Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to use in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-198569) on Form S-3 of Marathon Patent Group, Inc. of our report dated November 10, 2014, relating to our audit of the financial statements of Clouding IP Assets (Carve-out of Certain Operations of Clouding IP, LLC) and to the reference to our firm under the caption "Experts".

SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California
December 29, 2014